Securities & Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report: April 21, 1997

Lotus Pacific, Inc.
(Exact name of registrant as specified in its charter)

Delaware
State of Organization

33-3272-W
Commssion File Number

52-1947160
Employer Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of Principal Executive Office

(908) 885-1750
Registrant's Telephone Number, Including Area Code



Item 1.  Issuance of Additional Shares to Raise Capital.

Effective April 18, 1997, the Board of Director adopted a resolution to issue 10,000,000 shares of common stock with par value of $ 0.001 per share to Evernew International
Ltd. for aggregate consideration of $ 2,000,000.


As of April 18, 1997, the Corporation has 36,937,054 shares of common stock outstanding and 4,300 shareS of Series A Preferred Stock outstanding.

All matters referred to were approved by the written consent of a majority in interest of the holders of the Corporation's outstanding shares of common stock.



Item 2.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial statements of business acquired.  None.

(b)  Pro forma financial statement.  None.

(c) Exhibit. The following exhibit, Letter to Shareholders dated April 21, 1997, is filed herewith.






Lotus Pacific, Inc.
200 Centennial Avenue, Suite 201
Piscataway, New Jersey 08854
(908) 885-1750

April 21, 1997

LETTER TO SHAREHOLDERS


Dear Shareholders:

The current management of the Corporation, under a resolution adopted by the Board of Directors and by unanimous consent of directors, has raised additional capital by issuing 10,000,000 shares of common stock at a par value of $ 0.001 per share to Evernew
International Ltd.  The total purchase price is $ 2,000,000.

All matters referred to herein have been approved by the written consent of a majority of holders of the Corporation's outstanding shares of common stock.

We appreciate your continuing support and interest, and we believe that this positive step is in the right direction for the Corporation and its shareholders.

Sincerely,

Lotus Pacific, Inc.

By: /s/ Gu Huang

Gu Huang, Secretary & treasurer





SIGNATURE

Pursuant to the requirements of the Securities &
Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Lotus Pacific, Inc.

By: _____/s/______
Gu Huang, Secretary & Treasurer


Dated:	April 21, 199